UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2008 (August 1, 2008)
TRANSMETA CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number	(IRS Employer Identification No.)

2540 Mission College Boulevard, Santa Clara, CA		95054

(Address of principal	executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 1, 2008, the Board of Directors (the “Board”) of Transmeta Corporation, a Delaware corporation (“Transmeta” or the Company”), approved certain corporate goals to be used by the Board’s Compensation Committee (the “Compensation Committee”) to determine management incentive bonuses for the Company’s executive officers for the second half of 2008. In general, the Company awards cash bonuses to its executive officers based upon the extent to which the Company achieves semi-annual corporate performance objectives, as determined by the Compensation Committee in its discretion, based on the overall operating plan that is approved by the Board. The corporate performance objectives for the second half of 2008, as determined by the Compensation Committee and approved by the Board, include monetization of the Company’s intellectual property rights. Seventy-five percent (75%) of the management incentive bonus target for the second half of 2008 will be based upon achievements relating to that objective. The remaining twenty-five percent (25%) of the incentive bonus target for the second half of 2008 will be determined at the discretion of the Compensation Committee. The current cash bonus incentive target for executive officers is fifty percent (50%) of the individual’s base salary, or, in the case of the Company’s Chief Executive Officer, seventy-five percent (75%) of his base salary.
     On August 1, 2008, the Board also approved an adjustment to the compensation plan for non-employee directors of the Company by increasing to $50,000 the amount of the annual service retainer payable to non-employee members of the Board, effective as of the current quarter beginning July 1, 2008. In approving that adjustment, the Board ratified the recommendation of the Compensation Committee, which recommendation was based upon consideration of the general demands of public company board service, specific demands of service on the Board and its various committees, compensation amounts and trends among peer companies, corporate performance, and other factors. Separately, and also ratifying a recommendation by the Compensation Committee, the Board on August 1, 2008, approved the immediate payment to J. Michael Gullard of a $35,000 cash bonus in consideration of Mr. Gullard’s joining the Board as a non-employee director upon his election to the Board effective July 15, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: August 6, 2008	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary